Exhibit 24.2

POWER OF ATTORNEY

Alan S. Henricks, director, A10 Networks, Inc. (the “Company”) hereby constitutes and appoints Lee Chen and Greg Straughn, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to the Company’s registration statement on Form S-1, as originally filed with the Securities and Exchange Commission on February 18, 2014 (the “Registration Statement”) (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Alan S. Henricks	Director	March 12, 2014
Alan S. Henricks	A10 Networks, Inc.